                                                                    Exhibit 23.1
                      CONSENT OF INDEPENDENT ACCOUNTANTS
                      ----------------------------------


We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated December 5, 2000 relating to the financial statements and financial statement schedules of Select Medical Corporation, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Consolidated Financial and Other Data" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Harrisburg, Pennsylvania
December 5, 2000